Exhibit 5
May 20, 2021
Masonite International Corporation
2771 Rutherford Road
Concord, Ontario
L4K 2N6

Dear Sirs and Mesdames:
Re:     Masonite International Corporation
We are acting as counsel to Masonite International Corporation, a British Columbia company (the “Company”), in the Province of British Columbia (the “Province”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issue of up to 1,500,000 common shares of the Company (the “Shares”), having no par value, which may be issued by the Company pursuant to the Masonite International Corporation 2021 Omnibus Incentive Plan (the “Plan”).
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
the Registration Statement;
for the Company, its Certificate of Amalgamation, Notice of Articles and Articles (collectively herein referred to as the “Constating Documents”);
a written consent resolution of the board of directors of the Company (the “Board”) approved on March 10, 2021, a written resolution of the Human Resources and Compensation Committee of the Board approved on March 5, 2021, and an extract from the draft minutes of the annual general meeting of the Company held on May 13, 2021 setting out a resolution of shareholders approval thereat (collectively, the “Company Resolutions”) relating to, amongst other matters, the approval of the Plan and the Registration Statement;
the Plan; and
an officer’s certificate of the Company (the “Officer Certificate”), as to certain factual matters affecting the Company, and certifying copies of the Constating Documents and the Company Resolutions, as applicable.
We have examined such records and proceedings of the Company, the originals or copies, certified or otherwise identified to our satisfaction, of certificates of public officials and officers or directors of the Company and such other documents, and have considered such questions of law and made such other investigations, as we have deemed relevant or necessary as a basis for the opinion hereinafter expressed.
In rendering the opinions expressed herein we have assumed:
(a)    the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, photostatic, notarized or true copies or facsimiles, and the authenticity of the originals of such documents;

(b)    the identity and capacity of all individuals acting or purporting to act as public officials;
(c)    that any party to any agreement or instrument referred to herein who is a natural person has the legal capacity to enter into, execute and deliver such agreement or instrument and has not entered into, executed or delivered the same under duress or as a result of undue influence; and
(d)    that the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company will take all necessary corporate action to approve the issuance of the Shares (each, a “Board Action”) and such action will be consistent with the procedures and terms described in the Registration Statement and in accordance with the Constating Documents and the applicable laws of the Province.
The opinion hereinafter expressed relates only to the laws of the Province and the federal laws of Canada applicable therein and is based upon legislation in effect on the date hereof.
Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof, (1) when the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary Board Action to authorize and approve the issuance of the Shares and (2) upon issuance and delivery in accordance with the applicable Plan, the Shares will be validly issued, fully paid and non-assessable.
We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name where it appears in the Registration Statement.
Yours truly,
/s/ CASSELS BROCK & BLACKWELL LLP